UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2015

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2015, Messrs. Richard Heckmann and William Grant retired from the Board of Directors (the “Board”) of Jarden Corporation (the “Company”) because each had reached the Board’s mandatory retirement age.

Effective June 4, 2015, the Board appointed, upon the recommendation of the Nominating and Policies Committee, Peter A. Hochfelder as a director of the Company to fill a Class III vacancy on the Board with a term expiring at the Company’s 2017 annual meeting of stockholders. Mr. Hochfelder has been appointed to the Audit Committee and Compensation Committee of the Board.

Mr. Hochfelder is a founder and Managing Member of Brahman Management, L.L.C., a New York City based private investment partnership. Brahman Management, L.L.C. was founded in 1988 and currently manages approximately $6 billion for universities, charitable endowments, and high net worth individuals. In addition to his investment management responsibilities at Brahman Management, Mr. Hochfelder oversees the firm’s finance and legal/compliance functions. Mr. Hochfelder is involved in and committed to many philanthropic organizations, including serving on the Board of Directors of HELP USA, Hope for Heroism and Hillel of Westchester County and as Chairman of the Board of Aish HaTorah New York.

There are no arrangements or understandings between Mr. Hochfelder and any other persons pursuant to which he was appointed as a director of the Company. There has been no transaction, or proposed transaction, since January 1, 2014 to which Mr. Hochfelder or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Hochfelder and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

(a)

On June 4, 2015, at the Company’s annual meeting of stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to increase the number of shares of authorized common stock from 300,000,000 to 500,000,000 shares (the “Amendment”). The Amendment was adopted by the Board on February 20, 2015, subject to stockholder approval at the Annual Meeting. Following stockholder approval of the Amendment, a Certificate of Amendment to the Company’s Certificate of Incorporation was filed with the Secretary of State of Delaware on June 5, 2015, at which time the Amendment became effective.

The Amendment is summarized in the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on April 20, 2015 (the “Proxy Statement”). A copy of the Certificate of Amendment containing the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)

On June 4, 2015, the Company held its Annual Meeting. At the Annual Meeting four proposals were submitted to, and approved by, the Company’s stockholders. Each proposal is described in more detail in the Company’s Proxy Statement. The final voting results for each proposal are set forth below.

	Voted For	Withheld	Broker Non- Votes
Proposal 1 - The election of four Class I Directors for two-year terms expiring in 2017
Martin E. Franklin	168,403,434	3,303,681	5,840,617
James E. Lillie	169,390,379	2,316,736	5,840,617
Michael S. Gross	128,558,435	43,148,680	5,840,617
Ros L’Esperance	170,328,549	1,378,566	5,840,617

	Voted For	Voted Against	Abstained	Broker Non-Votes
Proposal 2- Proposal to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of shares of authorized common stock from 300,000,000 to 500,000,000 shares	159,815,194	17,638,786	93,752	—

Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015	175,762,950	1,496,155	288,627	—

Proposal 4 - Advisory approval of the Company’s executive compensation	92,564,979	75,284,350	3,857,786	5,840,617

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2015

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary

Exhibit Index

Number	Exhibit

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, as amended.